Exhibit 10.10

This document has been redacted pursuant to a confidential treatment request.

The * symbol denotes redacted information.

June 1, 2006

James R. Henderson, Ph.D.

Licensing Officer

Office of Technology Management

University of California, San Francisco

185 Berry Street, Suite 4603

San Francisco, CA 94107

The Regents of the University of California

Box 1016

University of California

San Francisco, CA 94143-1016

Re:	Renewal of Exclusive License Agreement for Optical Sectioning Microscope,

dated July 30, 1993, as amended (the “License Agreement”)

Dear Mr. Henderson:

This is to confirm that, pursuant to our discussions, effective as of December 31, 2005, we have mutually agreed to renew the License Agreement under its existing terms until [*].

This is also to confirm that we are [*].

Thank you very much for your time and cooperation with respect to this matter. We look forward to [*]. If you agree to the terms of this letter, please sign below where indicated and return it to me.

Very truly yours,

/s/ Joseph J. Victor, Jr.
Joseph J. Victor, Jr.
Senior Vice President, Life Sciences

We acknowledge and agree to the terms of this letter.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ Joel B. Kirschbaum
Name	Joel B. Kirschbaum
Title	Director, OTM
Date	6/1/06